Exhibit 32.2

                         COACTIVE MARKETING GROUP, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of CoActive Marketing Group, Inc. (the "Company") on Form 10-K/A for the year ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jennifer R. Calabrese, Vice President - Controller and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


May 18, 2007                                     /s/ Jennifer R. Calabrese
                                                 -------------------------------
                                                 Jennifer R. Calabrese
                                                 Vice President - Controller and
                                                 Principal Accounting Officer

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